Exhibit 10.3

PROMISSORY NOTE
Minneapolis, Minnesota
$78,094	March 9, 2001

             FOR VALUE RECEIVED, N. Michael Stickel (the "Maker") promises to pay to PW Eagle, Inc., its or successors or assigns ("Eagle"), at such place as may be designated from time to time by Eagle, in lawful money of the United States of America, the principal sum of Seventy Eight Thousand and Ninety Four Dollars ($78,094) together with interest on the unpaid principal balance hereof, from the date hereof until this Promissory Note (the "Note") is fully paid, at an annual rate equal to the Applicable Interest Rate (defined below), calculated on the basis of actual number of days elapsed in a 360-day year.

Payment of Interest.

             The principal balance of this Note will accrue interest from the date hereof until this Note is paid in full at that interest rate applicable to Eagle’s revolving credit facility in place during the term of this Note (the “Applicable Interest Rate”).  Interest only shall be paid (at the Applicable Interest Rate) on the last day of each calendar year commencing on December 30, 2001, and continuing on the last day of each and every calendar year thereafter until that date on which the Maker shall have paid the principal balance of this Note in full, but in no event later than February 28, 2006 (the “Maturity Date”).

Payments of Principal.

             On the Maturity Date, the entire principal balance of this Note plus accrued interest and all other charges and sums due under this Note shall be due and payable in full.

Prepayment.

             This Note may be prepaid in whole at any time, or in part from time to time, at the option of the Maker, without penalty or premium.

Application of Payments.

             All payments shall be applied first to any costs of collection, then to the payment of accrued interest, and then to the principal balance of this Note.  If any payment of principal, interest, late charge of other sum be made hereunder becomes due and payable on a day other than a business day, the due date of such payment shall be extended to the next succeeding business day and interest thereon shall be extended to the next succeeding business day and interest thereon shall be payable at the Applicable Interest Rated during such extension.

Use of Proceeds.

             Eagle acknowledges that this Note was issued to Eagle in partial payment of 15,000 shares of Common Stock of PW Eagle, Inc. purchased by the Maker from Eagle as of the date hereof (the “Purchased Stock”).

Security.

             As security for the payment and performance of this Note, the Maker hereby pledges to Eagle all of the Maker’s right, title and interest in and to the Purchased Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Purchased Shares.  Upon request by Eagle, the Maker shall deliver to Eagle the Purchased Shares for possession during the term of this Note, and Eagle shall refrain from exercising the voting and other consensual rights pertaining to the Purchased Shares.

Events of Default.

             The occurrence of any one or more of the following events shall constitute an Event of Default:

             (a)         The Maker shall fail to make when due any payment of principal of, or interest on, this Note and such failure shall continue for a period of thirty days after the Maker receives written notice from Eagle of such failure; or

             (b)        The Maker’s employment with Eagle is terminated for any reason including, without limitation, death or total disability.

Remedies.

             If any Event of Default shall occur and be continuing, then Eagle may declare that the outstanding unpaid principal balance of the Note, the accrued and unpaid interest thereon and all other obligations of the Maker to Eagle to be forthwith due and payable, whereupon the Note, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without further demand or notice of any kind.

No Waiver.

             No delay or failure on the part of Eagle in exercising any right or remedy hereunder, or at law or at equity, shall operate as a waiver of or preclude the exercise of any such right or remedy, and no single or partial exercise by Eagle of any such right or remedy shall preclude or estop another or further exercise thereof or exercise of any other right or remedy.  No waiver by Eagle hereof shall be effective unless in writing signed by Eagle.  A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on any prior or subsequent occasion.

Costs of Collection.

             The Maker agrees to pay all costs of collection, including attorneys' fees, in the event that any amount under this Note is not paid when due.

Miscellaneous.

             This Note is being delivered in, and shall be governed by the laws of, the State of Minnesota.  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

/s/ N. Michael Stickel
N. Michael Stickel
(the “Maker”)